                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  February  17, 1999
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                                  APTARGROUP, INC.
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              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
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                 State or Other Jurisdiction of Incorporation


                   1-11846                             36-3853103
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          (Commission File Number)         (I.R.S. Employer Identification No.)


          475 W. Terra Cotta Ave., Suite E, Crystal Lake, IL       60014
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          (Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code:    (815) 477-0424
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______________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OF ASSETS

          On February 17, 1999, AptarGroup, Inc., a Delaware corporation ("AptarGroup"), acquired all of the capital stock of privately held Emson Research, Inc. and its affiliated companies Philson, Inc. and R.P.M. Manufacturing Company (collectively, the "Emson Acquisition") for a purchase price of approximately $122.8 million in cash and approximately $4 million in AptarGroup common stock. AptarGroup acquired all of the issued and outstanding shares of capital stock of Emson Research Inc. and certain related assets for approximately $113.3 million in cash pursuant to a Stock Purchase Agreement dated as of February 16, 1999 (the "Emson Stock Purchase Agreement") between AptarGroup and The Meshberg Family Trust, a trust organized under the laws of the State of Connecticut (the "Trust"). AptarGroup acquired all of the issued and outstanding shares of capital stock of Philson, Inc. for approximately $7.4 million in cash pursuant to a Stock Purchase Agreement dated as of February 16, 1999 (the "Philson Stock Purchase Agreement") among AptarGroup and the two shareholders of Philson, Inc. Pursuant to an Agreement of Merger dated as of February 16, 1999 (the "RPM Merger Agreement") among AptarGroup, Inc., R Merger Corporation, R.P.M. Manufacturing Company ("RPM") and the two shareholders of RPM, RPM was merged with and into R Merger Corporation, with R Merger Corporation surviving as a wholly-owned subsidiary of AptarGroup and the outstanding shares of capital stock of RPM being converted into 148,371 shares of AptarGroup common stock and approximately $2.1 million in cash.

          The assets acquired pursuant to the Emson Acquisition include plant, equipment and other physical property which have been used and will continue to be used by AptarGroup for the manufacture of perfume, personal care and food pumps, among other things.

          In connection with the Emson Acquisition, AptarGroup entered into an employment agreement with Emil Meshberg, the chief executive officer of Emson Incorporated, who received consideration in the Emson Acquisition as a beneficiary of the Trust and as a shareholder of each of Philson, Inc. and R.P.M. Manufacturing Company. Following the Emson Acquisition, Mr. Meshberg became an executive officer of AptarGroup.

          AptarGroup financed the Emson Acquisition by means of short-term, unsecured borrowings from Bank of America, National Trust and Savings Association.

          Copies of the Emson Stock Purchase Agreement, the Philson Stock Purchase Agreement, the RPM Merger Agreement and AptarGroup's press release dated February 17, 1999 are attached as exhibits hereto, and the descriptions contained herein are qualified in their entirety by reference to such exhibits, which are hereby incorporated by reference.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

         (c)  Exhibits.

    2.1 Stock Purchase Agreement dated as of February 16, 1999 between AptarGroup, Inc. and The Meshberg Family Trust

    2.2 Stock Purchase Agreement dated as of February 16, 1999 among AptarGroup, Inc., Emil Meshberg and Samuel Meshberg.

    2.3 Agreement of Merger dated as of February 16, 1999 among AptarGroup, Inc., R Merger Corporation, R.P.M. Manufacturing Company, Emil Meshberg and Ronald Meshberg.

    99.1 Press release dated February 17, 1999

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

                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 26, 1999


                              APTARGROUP, INC.



                              By:  /s/ Stephen J. Hagge
                                   --------------------
                                   Stephen J. Hagge
                                   Executive Vice President and
                                    Chief Financial Officer,
                                    Secretary and Treasurer

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

                                 Exhibit Index
                                 -------------



Exhibit
Number        Description
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2.1       Stock Purchase Agreement dated as of February 16, 1999 between
          AptarGroup, Inc. and The Meshberg Family Trust

2.2 Stock Purchase Agreement dated as of February 16, 1999 among AptarGroup, Inc., Emil Meshberg and Samuel Meshberg.

2.3 Agreement of Merger dated as of February 16, 1999 among AptarGroup, Inc., R Merger Corporation, R.P.M. Manufacturing Company, Emil Meshberg and Ronald Meshberg.

99.1      Press release dated February 17, 1999

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